UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2008

MARSHALL & ILSLEY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-33488	20-8995389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 North Water Street Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 765-7801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 14, 2008, as part of the United States Department of the Treasury’s (the “UST”) Capital Purchase Program (the “CPP”), Marshall & Ilsley Corporation (the “Company”) entered into a Letter Agreement with the UST. Pursuant to the Securities Purchase Agreement – Standard Terms (the “Securities Purchase Agreement”) attached to the Letter Agreement, the Company agreed to sell 1,715,000 shares of the Company’s Senior Preferred Stock, Series B (the “Senior Preferred Stock”), having a liquidation amount per share of $1,000, for a total price of $1,715,000,000. The Senior Preferred Stock will qualify as Tier 1 capital and pay cumulative compounding dividends at a rate of 5% per year for the first five years and 9% per year thereafter. The Company may not redeem the Senior Preferred Stock during the first three years except with the proceeds from one or more “Qualified Equity Offerings” (as defined in the amendment to the Company’s Restated Articles of Incorporation described in Item 5.03). After three years, the Company may redeem shares of the Senior Preferred Stock for the per share liquidation amount of $1,000 plus any accrued and unpaid dividends.

As long as any Senior Preferred Stock is outstanding, the Company may pay dividends on its Common Stock, $1.00 par value per share (the “Common Stock”), and redeem or repurchase its Common Stock, provided that all accrued and unpaid dividends for all past dividend periods on the Senior Preferred Stock are fully paid. Prior to the third anniversary of the UST’s purchase of the Senior Preferred Stock, unless Senior Preferred Stock has been redeemed or the UST has transferred all of the Senior Preferred Stock to third parties, the consent of the UST will be required for the Company to increase its Common Stock dividend or repurchase its Common Stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Securities Purchase Agreement. The Senior Preferred Stock will be non-voting except for class voting rights on matters that would adversely affect the rights of the holders of the Senior Preferred Stock. The Letter Agreement, and the Securities Purchase Agreement attached thereto, is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

As a condition to participating in the CPP, the Company issued and sold to the UST a warrant (the “Warrant”) to purchase to purchase 13,815,789 shares (the “Warrant Shares”) of the Company’s Common Stock, at an initial per share exercise price of $18.62, for an aggregate purchase price of approximately $257,250,000. The term of the Warrant is ten years. The Warrant will not be subject to any contractual restrictions on transfer, provided that the UST may only transfer a portion or portions of the Warrant with respect to, or exercise the Warrant for, more than one-half of the initial Warrant Shares prior to the earlier of (a) the date on which the Company has received aggregate gross proceeds of at least $1,715,000,000 from one or more Qualified Equity Offerings, and (b) December 31, 2009. If the Company completes one or more Qualified Equity Offerings on or prior to December 31, 2009 that result in the Company receiving aggregate gross proceeds equal to at least $1,715,000,000, then the number of Warrant Shares will be reduced to 50% of the original number of Warrant Shares. The Warrant provides for the adjustment of the exercise price and the number of Warrant Shares issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of the Company’s Common Stock, and upon certain issuances of the Company’s Common Stock at or below a specified price range relative to the initial exercise price. Pursuant to the Securities Purchase Agreement, the UST has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant. The Warrant is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Pursuant to the Securities Purchase Agreement, until the UST no longer owns any shares of the Senior Preferred Stock, the Warrant or Warrant Shares, the Company’s employee benefit plans and other executive compensation arrangements for its Senior Executive Officers must continue to comply in all respects with Section 111(b) of Emergency Economic Stabilization Act of 2008 (the “EESA”) and the UST’s rules. The Company’s “Senior Executive Officers” are Mark F. Furlong, President and Chief Executive Officer; Gregory A. Smith, Senior Vice President and Chief Financial Officer; Thomas J. O’Neill, Senior Vice President; Kenneth C. Krei, Senior Vice President and Chairman, President and Chief Executive Officer of M&I Trust Company; and Randall J. Erickson, Senior Vice President, Chief Administrative Officer and General Counsel.

The Senior Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company has agreed to register the Senior Preferred Stock, the Warrant and the Warrant Shares as soon as practicable after the date of the issuance of the Senior Preferred Stock and the Warrant.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth above under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Securityholders.

Prior to the third anniversary of the UST’s purchase of the Senior Preferred Stock, unless the Senior Preferred Stock has been redeemed or the UST has transferred all of the Senior Preferred Stock to third parties, the consent of the UST will be required for the Company to (i) increase its Common Stock dividend or (ii) repurchase its Common Stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Securities Purchase Agreement.

Furthermore, under the amendment to the Company’s Restated Articles of Incorporation described in Item 5.03, the Company’s ability to declare or pay dividends or repurchase its Common Stock or other equity or capital securities will be subject to restrictions in the event the Company fails to declare and pay (or set aside for payment) full dividends on the Senior Preferred Stock.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the events described above under “Item 1.01. Entry into a Material Definitive Agreement,” which is incorporated herein by reference, on November 11, 2008, each of the Company’s Senior Executive Officers entered into an Omnibus Amendment Agreement with the Company for the purpose of amending each Senior Executive Officer’s compensation, bonus, incentive and other benefit plans, arrangements and agreements (including golden parachute, severance and employment agreements) in order to comply with executive compensation and corporate governance requirements of Section 111(b) of the EESA. A form of the Omnibus Amendment Agreement is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

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Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

ARTICLE III of the Company’s Restated Articles of Incorporation authorizes the issuance of preferred stock, par value $1.00 per share. On November 11, 2008, the Company filed Articles of Amendment to the Company’s Restated Articles of Incorporation with the Wisconsin Department of Financial Institutions, which (i) designated a series of such preferred stock as “Senior Preferred Stock, Series B,” (ii) authorized 1,715,000 shares of Senior Preferred Stock, and (iii) set forth the voting and other powers, designations, preferences and relative, participating, option or other rights, and the qualifications, limitations or restrictions thereof, of the Senior Preferred Stock.

The Articles of Amendment to the Company’s Restated Articles of Incorporation are filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 8.01	Other Events.

On November 14, 2008, the Company issued a press release announcing the consummation of the transactions described above under “Item 1.01. Entry into a Material Definitive Agreement.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment to the Company’s Restated Articles of Incorporation

4.1	Warrant for Purchase of Shares of Common Stock

4.2	Form of Certificate for the Senior Preferred Stock

10.1	Letter Agreement, dated November 14, 2008, between the Company and the UST, which includes the Securities Purchase Agreement attached thereto, with respect to the issuance and sale of the Senior Preferred Stock and the Warrant

10.2	Form of Omnibus Amendment Agreement

99.1	Press Release dated November 14, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2008	MARSHALL & ILSLEY CORPORATION

	By:	/s/ Randall J. Erickson
Randall J. Erickson
Senior Vice President, Chief Administrative Officer and General Counsel

EXHIBIT LIST

Exhibit No.	Description
3.1	Articles of Amendment to the Company’s Restated Articles of Incorporation

4.1	Warrant for Purchase of Shares of Common Stock

4.2	Form of Certificate for the Senior Preferred Stock

10.1	Letter Agreement, dated November 14, 2008, between the Company and the UST, which includes the Securities Purchase Agreement attached thereto, with respect to the issuance and sale of the Senior Preferred Stock and the Warrant

10.2	Form of Omnibus Amendment Agreement

99.1	Press Release dated November 14, 2008